As filed with the Securities and Exchange Commission on June 24, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Alpha Architect ETF Trust

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(Exact name of registrant as specified in its charter)

Delaware

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(State of incorporation or organization)

See List Below

_____________________________________________________________________________________

(I.R.S. Employer Identification Number)

213 Foxcroft Road

Broomall, Pennsylvania 19008

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(Address of registrant’s principal executive offices)

Title of each class of securities to be registered          Name of each exchange on which each class is to be registered

Sparkline Intangible Value ETF                                     NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.                                                                                                                        YES

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.                                                                                                        NO

Securities Act Registration file number to which this form relates:  333-195493

Securities to be registered pursuant to Section 12(g) of the Act:  Not applicable.

Item 1.  Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 70 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-195493 and 811-22961), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001829126-21-005439) on June 23, 2021, which is incorporated herein by reference.

The Trust currently consists of 14 separate series.   The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered                                     IRS Employer ID Number

Sparkline Intangible Value ETF                                                                 86-3909165

Item 2.  Exhibits

  Registrant’s Certificate of Trust dated October 10, 2013 is incorporated herein by reference to Exhibit (a)(2) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on April 25, 2014 (Accession Number: 0001582816-14-000206).

  Registrant’s Certificate of Amendment to the Certificate of Trust dated April 17, 2014 is incorporated herein by reference to Exhibit (a)(3) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on April 25, 2014 (Accession Number: 0001582816-14-000206).

  Registrant’s Agreement and Declaration of Trust dated July 18, 2014 is incorporated herein by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on October 17, 2014 (Accession Number: 0001582816-14-000543).

  Registrant’s By-Laws dated July 18, 2014 are incorporated herein by reference to Exhibit (b)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on October 17, 2014 (Accession Number: 0001582816-14-000543).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Alpha Architect ETF Trust

June 24, 2021

/s/ Patrick R. Cleary

Patrick R. Cleary

Secretary